EXHIBIT 10.5
March 15, 2025

Amendment to the 8.50% Fixed Rate Senior Notes Due January 15, 2026

Reference is hereby made to the 8.50% Senior Notes Due January 15, 2026 (the “Senior Notes”), issued by Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”) and held by the Noteholders (a “Noteholder”, and collectively, the “Noteholders”). Capitalized terms used here and not otherwise defined shall have the meanings ascribed to such terms in the Senior Notes. This Amendment to the Senior Notes is between the Company and all Noteholders and shall serve to modify the terms and conditions of the Senior Notes as held by each Noteholder (this “Agreement”).

WHEREAS, on January 15, 2025, the Company was unable to make its scheduled interest payments pursuant to the Senior Notes. Effective as of February 15, 2025, and upon the expiry of the 30-day grace period, the Noteholders agreed to extend the grace through April 1, 2025, to provide the Company with the necessary time required to complete its contemplated equity raise, which is required to resume ongoing payments to Noteholders.

WHEREAS, effective as of the date of this Agreement, the Company, via a private placement, endeavors to raise $60 million, and, subject to certain closing conditions, has obtained interest from new investors in excess of $60 million and believes it is in a position to complete an initial closing of its private placement (the “Transaction”) on or about March 17, 2025 (the “Closing Date”). Additionally, the Company has received no regulatory objection and Nasdaq has waived its requirement to obtain a shareholder vote to approve the issuance of new securities required for the Transaction.

WHEREAS, the Noteholders and the Company have determined that it is in the best interest of the parties for the parties to amend certain terms of the Senior Notes.

NOWTHEREFORE, the following additional terms of the Senior Notes are agreed to and shall be amended as follows:

1.This Agreement shall be effective upon the Closing Date of the Transaction, which shall in no case occur later than April 30, 2025.

2.The Maturity Date of the Senior Notes shall be extended to April 15, 2028.

3.The interest rate pursuant to Section 2 of the Senior Notes shall be increased to 10% effective as of January 1, 2026.

4.The payment of interest shall be as follows1:
a.In the case where the amount of cash consideration raised in the Transaction on the Closing Date is less than $60 million, interest may be Paid-In-Kind (“PIK”) for all accrued and unpaid interest payments as of the Closing Date of the Transaction and for future scheduled interest payments owed through the January 15, 2026 payment, (the “PIK Period”);
(1) Upon request, the Company will provide Noteholders with current updates regarding the levels of capital commitments up until the Closing Date, at which time the Company will provide Noteholders with an accurate amount of the minimum cash consideration raised.

b.In the case where the amount of cash consideration raised in the Transaction on the Closing Date is less than $50 million in the form of voting common stock (the “Minimum Closing Amount”), the Noteholders agree to convert an amount of the outstanding Senior Notes into the Company’s common stock (pro rata by face value of debt held), equal to the lesser of: (i) the dollar amount necessary to achieve the Minimum Closing Amount; and (ii) $5 million. All accrued and unpaid interest payments as of the Closing Date of the Transaction and for future scheduled interest payments owed through the January 15, 2026 payment may be PIK. Any common stock issued as a result of the conversion of Senior Notes pursuant to this subparagraph 4(b) shall become part of the Transaction and subject to the Securities Purchase Agreement, Registration Rights Agreement and other definitive documents (the “Definitive Agreements”), and accordingly, the Noteholders agree to execute such Definitive Agreements.

In each case of either 4(a) or 4(b) above, scheduled cash payments of interest shall immediately resume after the PIK Period, provided, however, interest may continue to be deferred on a PIK basis for a period of time, or from time to time, in the sole instance(s) where the OCC does not approve the upstreaming of dividends by Patriot Bank, National Association to the Company.

5.At any time during the PIK Period, any Noteholder may elect to voluntarily redeem any amount of such Noteholder’s outstanding Principal and/or Interest in exchange for the Company’s common stock on the same terms provided for in the Definitive Agreements. No such election of this option by any Noteholder shall create an obligation of any kind to any other Noteholder.
6.At any time prior to the Maturity Date and upon 30-day advance written notice to the Noteholders, the Company may repay any amount of outstanding Principal, in whole or in part, without penalty.

7.Except as otherwise provided herein, nothing in this Agreement shall otherwise amend any of the terms and conditions in the Senior Notes, and the Noteholders shall not be deemed to have waived any of their rights and remedies thereunder.

All of the terms of this Agreement shall become binding and effective upon the Closing Date of the Transaction.

Sincerely,

Michael Carrazza
Chairman
Patriot National Bancorp, Inc.

Upon the execution of each of the Noteholders below, the Noteholders agree to amending the terms of the Senior Notes as presented in this Agreement.

AMERICAN BANK INCORPORATED
By: _____________________________
Name: _____________________________
Title: _____________________________

ATLANTIC STATES INSURANCE COMPANY
By: _____________________________
Name: _____________________________
Title: _____________________________

BANK FIVE
By: _____________________________
Name: _____________________________
Title: _____________________________

CLIENT OF LMCG INVESTMENTS, LLC
By: LMCG Investments, LLC, its advisor
By: _____________________________
Name: _____________________________
Title: _____________________________

UNITY INVESTMENT SERVICES INC., a wholly owned subsidiary of UNITY BANK
By: _____________________________
Name: _____________________________
Title: _____________________________

WALLKILL VALLEY FEDERAL SAVINGS AND LOAN
    By: _____________________________
Name: _____________________________
Title: _____________________________
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